United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 2, 2012

Date of report (date of earliest event reported)

Commission File No.	Name of Registrant, State of Incorporation, Address of Principal Executive Offices, and Telephone No.	IRS Employer Identification No.
000-49965	MGE Energy, Inc. (a Wisconsin Corporation) 133 South Blair Street Madison, Wisconsin 53703 (608) 252-7000 www.mgeenergy.com	39-2040501
000-1125	Madison Gas and Electric Company (a Wisconsin Corporation) 133 South Blair Street Madison, Wisconsin 53703 (608) 252-7000 www.mge.com	39-0444025

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

Item 1.01. Entry into a Material Definitive Agreement.

On April 2, 2012, Madison Gas and Electric Company (MGE), a wholly-owned subsidiary of MGE Energy, Inc., issued $28 million in principal amount of its 4.38% senior notes, due April 1, 2042 (the Notes). The Notes were issued pursuant to a Note Purchase Agreement dated as of April 2, 2012 (Note Purchase Agreement) between MGE and the purchaser named therein. See Item 2.03 below for a description of the Notes and the related Note Purchase Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 2, 2012, MGE issued $28 million in principal amount of its 4.38% senior notes, due April 1, 2042. The Notes were issued pursuant to the Note Purchase Agreement. The Notes are unsecured and are not issued under, or governed by, MGE's Indenture dated as of September 1, 1998, which governs MGE's Medium-Term Notes. MGE used the net proceeds from the sale of the Notes, together with other available corporate funds, to repay and retire on April 3, 2012, its obligations under a Loan Agreement dated as of April 1, 2002, with the City of Madison, Wisconsin, under which MGE received the net proceeds from the issuance of $28 million aggregate principal amount of City of Madison, Wisconsin Industrial Development Revenue Refunding Bonds, Series 2002A (Madison Gas and Electric Company Project) (the Series 2002A Bonds). The Series 2002A Bonds were redeemed and retired on April 3, 2012, at 100% of their principal amount plus accrued interest with the proceeds of that loan repayment (see "Redemption of Series 2002A Bonds" in Item 8.01 below).

The Notes carry an interest rate of 4.38% per annum, which is payable semiannually on April 1 and October 1 of each year, commencing on October 1, 2012. The Notes are redeemable at any time at MGE's option at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued interest to the redemption date and a make-whole premium (not less than zero) equal to the excess, if any, of the discounted present value of the remaining scheduled payments of principal and interest on the Notes to be redeemed over the principal amount of the Notes to be redeemed. Following a change in control event, MGE must offer to prepay the Notes at a price equal to 100% of the principal amount of the Notes, plus accrued interest to the date of prepayment, but without any make-whole premium. The prepayment offer expires if not accepted by a holder of Notes within a defined period. A change in control event is defined as the acquisition of beneficial ownership of 30% or more of the outstanding voting stock of MGE Energy by one person or two or more persons acting in concert. MGE Energy is the parent company of MGE.

Events of default under the Note Purchase Agreement include failures to pay principal, make-whole premium or interest on the Notes; defaults in the performance of various covenants; cross-defaults to specified other indebtedness; failure to pay specified judgments; and certain bankruptcy-related events; subject to any applicable cure periods. The Note Purchase Agreement requires MGE to maintain a ratio of its consolidated indebtedness to consolidated total capitalization not to exceed a maximum of 65%. Both consolidated indebtedness and consolidated total capitalization are determined in accordance with generally accepted accounting principles, except that amounts included within MGE's indebtedness and capitalization from "variable interest entities" as a result of the application of FASB Interpretation No. 46, Consolidation of Variable Interest Entities – an Interpretation of ARB No. 51, as modified, are excluded.

2

The Note Purchase Agreement also restricts MGE from issuing "Priority Debt" in an amount exceeding 20% of its consolidated assets. MGE has agreed not to use the capacity to issue Priority Debt to grant a lien to secure its principal credit facility indebtedness without simultaneously providing that the Notes be equally and ratably secured with the principal credit facility indebtedness so long as such indebtedness is so secured. Priority Debt is defined as any indebtedness of MGE secured by liens other than specified liens permitted by the Note Purchase Agreement and certain unsecured indebtedness of certain subsidiaries. Principal credit facility indebtedness means the indebtedness under MGE's Credit Agreement dated as of July 30, 2010, as amended, with the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, or any replacement credit agreement, including amendments and restatements.

A copy of the Note Purchase Agreement, which includes the form of the Notes, is filed as Exhibit 4.1 to this report. Reference is made to the Note Purchase Agreement for the definitive provisions governing the Notes.

Item 8.01. Other Events.

Redemption of Series 2002A Bonds

On April 3, 2012, MGE repaid and retired its obligations under a Loan Agreement dated as of April 1, 2002, with the City of Madison, Wisconsin under which MGE received the net proceeds from the issuance of the Series 2002A Bonds. The Series 2002A Bonds were redeemed and retired at 100% of their principal amount, plus accrued interest to the redemption date, with the proceeds of that loan repayment.

Remarketing of Series 2002B Bonds

On April 2, 2012, $19.3 million of City of Madison, Wisconsin Industrial Development Revenue Refunding Bonds, Series 2002B (Madison Gas and Electric Company Project) (Series 2002B Bonds) were remarketed at an interest rate of 3.45%. The net proceeds of the Series 2002B Bonds were loaned to MGE pursuant to a Loan Agreement dated as of April 1, 2002, with the City of Madison, and MGE is responsible for the payment of principal, premium, if any, and interest on the Series 2002B Bonds. The Series 2002B Bonds were originally issued bearing an interest rate of 4.875% per annum for a period that ended April 1, 2012, at which point the Series 2002B Bonds were subject to mandatory tender by their holders and remarketing. The Series 2002B Bonds were remarketed by Edward D. Jones L.P., who acted as the remarketing agent, and will carry an interest rate of 3.45% per annum, which is payable semiannually on April 1 and October 1, until their maturity on October 1, 2027. The Series 2002B Bonds are redeemable on or after April 1, 2017, at a redemption price equal to 100% of the principal amount of the Bonds to be redeemed, plus accrued interest to the redemption date.

* * * * *

3

Forward-Looking Statements

Except for the historical information contained herein, certain of the matters discussed in this report are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by the Registrants include those factors discussed herein, as well as the items discussed in ITEM 1A. Risk Factors in the Registrant's annual report on Form 10-K for the year ended December 31, 2011, and other factors discussed in filings made by the Registrants with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this report. The Registrants do not undertake any obligation to publicly release any revision to their forward-looking statements to reflect events or circumstances after the date of this report.

Item 9.01. Financial Statements and Exhibits.

(a)

Financial statements of businesses acquired: None

(b)

Pro forma financial information: None

(c)

Shell company transactions: None

(d)

Exhibits.

Exhibit No.	Description
4.1	Note Purchase Agreement dated as of April 2, 2012, between MGE and the purchaser named therein, including form of 4.38% Senior Notes due April 1, 2042.

4

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

MGE Energy, Inc. Madison Gas and Electric Company
(Registrants)

Date: April 5, 2012	/s/ Jeffrey C. Newman
Jeffrey C. Newman Vice President, Chief Financial Officer, Secretary and Treasurer

5

MGE Energy, Inc.

Madison Gas and Electric Company

Exhibit Index to Form 8-K

Dated April 2, 2012

Exhibit No.	Description
4.1	Note Purchase Agreement dated as of April 2, 2012, between MGE and the purchaser named therein, including form of 4.38% Senior Notes due April 1, 2042.

6